Exhibit 10.26

Lombard

Corporate Finance
Level 7
Vanguard Rental (Holdings) Limited	280 Bishopsgate
Vanguard Rental (UK) Limited	London EC2M 4RB
Vanguard Autovermietung GmbH & Co KG
Vanguard Rental (Switzerland) AG	Telephone: 020 7672 0873
Facsimile: 020 7672 0871

www.lombard.co.uk

20th December 2004

Dear Sirs

Lombard Override Agreement dated 7 December 2004 and made between the above companies and Lombard North Central Plc (the Override Agreement)

1                                          We refer to the Override Agreement Terms used in this letter and not otherwise defined by it shall have the meanings given to them in the Override Agreement.

2                                          We hereby agree that the period of 30 days referred to in Clause 7.2 of the Override Agreement shall be increased to 45 days in respect of the months of March, June, September and December (and the period for delivery of Compliance Certificates shall be increased accordingly). This amendment shall take effect from when each of you countersigns and returns to us a copy of this letter to confirm your agreement to its terms.

3                                          This letter is governed by English law.

/s/ [ILLEGIBLE]	For and on behalf of Lombard North Central Plc

/s/ [ILLEGIBLE]	For and on behalf of Vanguard Rental (Holdings) Limited

/s/ [ILLEGIBLE]	For and on behalf of Vanguard Rental (UK) Limited

/s/ [ILLEGIBLE]	For and on behalf of Vanguard Autovermietung GmbH & Co KG

/s/ [ILLEGIBLE]	For and on behalf of Vanguard Rental (Switzerland) AG

Lombard North Central Plc

Registered in England: No 337004

Registered Office: 3 Princess Way

Redhill Surrey RH1 1NP